Exhibit 24.1

LABORATORY CORPORATION OF AMERICA HOLDINGS

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Laboratory Corporation of America Holdings, a Delaware corporation (the “Corporation”), hereby constitute and appoint David P. King, Glenn A. Eisenberg and F. Samuel Eberts III, or each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the registration statements on Forms S-8 (the “Registration Statements”) of the Corporation relating to securities of the Corporation acquired under or to be offered under the Laboratory Corporation of America Holdings 2016 Omnibus Incentive Plan or the Laboratory Corporation of America Holdings 2016 Employee Stock Purchase Plan, and any and all amendments (including post-effective amendments) to the Registration Statements, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Name and Title	Date

/s/ David P. King	May 10, 2016
David P. King Chairman of the Board, President, Chief Executive Officer and Director

/s/ Glenn A. Eisenberg	May 10, 2016
Glenn A. Eisenberg Executive Vice President, Chief Financial Officer and Treasurer

/s/ Edward T. Dodson	May 10, 2016
Edward T. Dodson Senior Vice President, Chief Accounting Officer

/s/ Kerrii B. Anderson	May 8, 2016
Kerrii B. Anderson Director

/s/ Jean-Luc Bélingard	May 10, 2016
Jean-Luc Bélingard Director

/s/ D. Gary Gilliland	May 10, 2016
D. Gary Gilliland, M.D., Ph.D. Director

Garheng Kong	May 6, 2016
Garheng Kong, M.D., Ph.D. Director

/s/ Robert E. Mittelstaedt, Jr.	May 6, 2016
Robert E. Mittelstaedt, Jr. Director

/s/ Peter M. Neupert	May 9, 2016
Peter M. Neupert Director

/s/ Adam H. Schechter	May 9, 2016
Adam H. Schechter Director

/s/ Richelle P. Parham	May 10, 2016
Richelle P. Parham Director

/s/ R. Sanders Williams	May 6, 2016
R. Sanders Williams, M.D. Director